Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James N. Sheehan, Roland G. Gentzler, and James T. Anderson with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 25, 2015, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jeffrey M. Ettinger	Chairman of the Board, Chief Executive Officer,	November 23, 2015
Jeffrey M. Ettinger	and Director (Principal Executive Officer)

/s/ James P. Snee	President, Chief Operating Officer and Director	November 23,2015
James P. Snee

/s/ Jody H. Feragen	Executive Vice President, Chief Financial	November 23, 2015
Jody H. Feragen	Officer, and Director (Principal Financial Officer)

/s/ James N. Sheehan	Vice President and Controller	November 23, 2015
James N. Sheehan	(Principal Accounting Officer)

/s/ Gary C. Bhojwani	Director	November 23, 2015
Gary C. Bhojwani

/s/ Terrell K. Crews	Director	November 23, 2015
Terrell K. Crews

/s/ Glenn S. Forbes	Director	November 23, 2015
Glenn S. Forbes

/s/ Stephen M. Lacy	Director	November 23, 2015
Stephen M. Lacy

/s/ John L. Morrison	Director	November 23, 2015
John L. Morrison

/s/ Elsa A. Muranos	Director	November 23, 2015
Elsa A. Murano

/s/ Robert C. Nakasone	Director	November 23, 2015
Robert C. Nakasone

/s/ Susan K. Nestagard	Director	November 23, 2015
Susan K. Nestegard

/s/ Dakota A. Pippins	Director	November 23, 2015
Dakota A. Pippins

/s/ Christopher J. Policinski	Director	November 23, 2015
Christopher J. Policinski

/s/ Sally J. Smith	Director	November 23, 2015
Sally J. Smith

/s/ Steven A. White	Director	November 23, 2015
Steven A. White